                                                                       Exhibit 5

                                                     January 2, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Square
Washington, DC 20549

     Re:  Popular, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

     We are  counsel  to  Popular,  Inc.  (the  "Company")  and  have  acted  as co-counsel  to the Company in  connection  with the filing by the Company of its registration  statement  on Form S-8 (the  "Registration  Statement")  under the
Securities  Act of 1933 (the  "Act") and the rules and  regulations  promulgated thereunder (the "Rules and Regulations").  The Registration Statement relates to eight hundred  thousand  (800,000) shares of the common stock,  par value $6 per share of the  Company  (the  "Company  Stock"),  which may be  allocated  to the accounts of eligible  employees of the Puerto Rico  subsidiaries  of the Company who by action  of their  Board of  Directors  have  adopted  the  Popular,  Inc.
Retirement Savings Plan for Puerto Rico Subsidiaries (the "Plan"), and interests therein.  The Plan is subject to the  requirements  of the  Employee  Retirement
Income Security Act of 1974, as amended ("ERISA").

     This  opinion,  given  as of the  date  hereof,  is based  upon  facts  and conditions presently known and laws and regulations  presently in effect, and is being delivered pursuant to Item 601 of Regulation S-K under the Act as required by Item 8 of the Registration Statement.

Securities and Exchange Commission
January 2, 2001

     As co-counsel of the Company and in rendering this opinion we have examined the Plan  documents and other related  written  documentation  as we have deemed necessary or appropriate to provide a basis for the opinion set forth below.  In our examination,  we have assumed the conformity to original documents submitted to us as photostatic copies, the genuineness of all signatures and the taking of all required corporate action in relation with the Plan.

     On the basis of the foregoing, we are of the opinion that the provisions of the  written  documents  constituting  the  Plan  are  in  compliance  with  the requirements of ERISA pertaining to such provisions.

     We are  members  of the bar of the  Commonwealth  of  Puerto  Rico  and the
opinion set forth  herein is limited to matters  governed by the Federal laws of the United States of America.  This opinion is being furnished to you solely for your  benefit  in  connection  with the  filing  of the  Registration  Statement pursuant  to the  Act and  the  Rules  and  Regulations  and is not to be  used, circulated,  quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent.  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Opinions" therein.

                                        Very truly yours,

                                        /s/ Pietrantoni Mendez & Alvarez LLP

                                        Pietrantoni Mendez & Alvarez LLP